This Capital Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

         Unless this Capital Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to Mellon Capital II or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number P-1                               500,000 Capital Securities
CUSIP NO.  58551HAA1

                    Certificate Evidencing Capital Securities

                                       of

                                Mellon Capital II

                       7.995% Capital Securities, Series B
                (liquidation amount $1,000 per Capital Security)

         Mellon Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of FIVE HUNDRED THOUSAND (500,000) capital securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Mellon Capital II 7.995% Capital Securities, Series B (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in
Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of December 20, 1996, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of December 20, 1996 (the "Guarantee"), entered into by Mellon Bank Corporation, a Pennsylvania corporation, and The Chase Manhattan Bank, as guarantee trustee, to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this 30th day of December, 1996.

                                         MELLON CAPITAL II


                                         By: /s/ Steven G. Elliott
                                             Name: Steven G. Elliott
                                                   Administrative Trustee

                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM--as tenants in common

         TEN ENT--as tenants by the entireties

         JT TEN--as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT--...........Custodian...........
                                  (Cust)    (Minor)

                            Under Uniform Gifts to Minors Act
                            .................................
                                        (State)


         Additional abbreviations may also be used though not in the above list.

                          -----------------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                          PLEASE INSERT SOCIAL SECURITY
                    OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                         INCLUDING ZIP CODE OF ASSIGNEE:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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the within Capital Security and all rights thereunder, hereby irrevocably constituting and appointing

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attorney to transfer said Capital Security on the Security Register of the
Trust, with full power of substitution in the premises.


Dated:  ___________________                 ____________________________________
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Capital Security in every
                                            particular, without alteration or
                                            enlargement or any change whatever.